Exhibit 10.1

AMENDED AND RESTATED PANAMERICAN BANCORP

Incentive Stock Option Plan

Section 1.01.

The purpose of this Incentive Stock Option Plan is to promote the growth and general prosperity of PanAmerican Bancorp (the “Company”) by permitting the Company to grant options to purchase shares of its Common Stock to persons whose contributions are important to the success of the Company. The Plan is designed to help attract and retain superior personnel, and to offer them an additional incentive to contribute to the success of the Company. The Company intends that Options granted to employees pursuant to the provisions of the Plan will qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder (“ISOs”), unless an Option, by its terms, would not qualify thereunder. Options granted to non-employee directors and consultants would not qualify thereunder. As used in the Plan, the terms “corporation” and “subsidiary” shall have the meanings set forth in subsections (e) and (t), respectively, of Section 424 of the Code.

Section 2.01 Definitions. The following definitions shall apply to this Plan:

(a)

“Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

(b)

“Authorized Shares” means the total number of shares which the charter or articles of incorporation of the Company permits the Company to issue.

(c)

“Board” means the board of directors of the Company.

(d)

“Change in Control” means any of the following events:

(i)

any person (as such term is used in Section B(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 30% or more of the Company’s outstanding voting shares or of securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 30% or more of the combined voting power of all Voting Securities of the Company;

(ii)

individuals who, as of the Effective Date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(iii) approval by the shareholders of the Company of either of the following:

A.

a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the Voting Securities resulting from such Merger in substantially the same proportions as immediately before such Merger; or

B. a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(e)

“Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share of the Company.

(f)

“Effective Date” means the earlier of (i) the date on which the Board adopts the Plan, or (ii) the date on which the Shareholders approve the Plan.

(g)

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(h)

“Option” means an option granted pursuant to the Plan that entitles the Optionee to purchase stock of the Company.

(i)

“Option Agreement” means a written agreement entered into between the Company and an Optionee which sets out the terms and restrictions of an Option granted to the Optionee.

(j)

“Optionee” means a person who is granted an Option.

(k)

“Plan” means the PanAmerican Bancorp Corporation Incentive Stock Option Plan as amended from time to time.

Section 3.01 Administration. The Plan shall be administered by the entire board of directors of the Company or by a committee of the board of directors consisting of two or more directors to whom administration of the Plan has been delegated by resolution of the board of directors (the “Committee”). The members of the board or that committee, as the case may be, are hereafter referred to as the “Plan Administrators”. Actions of the Plan Administrators shall be taken by a majority vote or by unanimous written consent. In the event that the Company is subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Act”), all Plan Administrators shall be “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) of the General Rules and Regulations under the Act, if less than all members of the Board are Plan Administrators. In the event that the Company is the issuer of any common equity securities required to be registered under Section 12 of the Act, all Plan Administrators shall be “outside directors” within the meaning of the Regulations underlying Section 162(m) of the Code.

Section 3.02

Authority of Plan Administrators. Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Plan, (b) to define the terms used herein, (c) to prescribe, amend, and rescind rules and regulations relating to the Plan, (d) to determine the individuals to whom Options to purchase Common Stock shall be granted under the Plan, (e) to determine the time or times at which Options shall be granted under the Plan, (f) to determine the number of shares of Common Stock subject to each Option, the Option price, vesting schedule and the duration of each Option granted under the Plan, (g) to determine all of the other terms and conditions of Options granted under the Plan, and (h) to make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan or their Legal representatives, heirs and beneficiaries. The Plan Administrators shall endeavor to ensure that Option Agreements entered into pursuant to the Plan which are intended to be ISOs meet all the requirements for incentive stock options described in Section 422 of the Code.

Section 3.03.

Terms, Conditions and Method of Grant. The terms and conditions of Options granted under the Plan may differ from one another as the Plan Administrators, in their absolute discretion, shall determine as long as all Options granted under the Plan satisfy the requirements of the Plan. All Options granted hereunder shall be evidenced by a written Option Agreement (with a copy of the Plan attached) between the Company and the Optionee specifying the number of shares of Common Stock that may be purchased. The Option Agreement shall be in the form and shall contain such provisions consistent with the Plan as the Plan Administrators, acting with the benefit of legal counsel, shall deem advisable. No Option under the Plan shall be granted, the exercise of which shall be conditioned upon the exercise of any other Option under the Plan or any other plan.

Section 4.01.

Maximum Number of Shares of Common Stock Subject to the Plan. Subject to the provisions of Section 13.01, the maximum aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan is one million (1,000,000). The maximum number of shares subject to the Plan may be adjusted pursuant to the provisions of Section 13.01 of the Plan. If any of the Options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased Common Stock subject to those expired or terminated Options shall again be available for the purpose of the Plan.

Section 5.01

Eligibility and Participation. Officers, employees, directors and consultants of the Company and its subsidiaries shall be eligible for selection by the Plan Administrators to participate in the Plan.

Section 6.01

Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the board of directors of the Company, subject to approval of the Plan by the stockholders of the Company, as provided in Section 15.01. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Section 14.01.

Section 6.02

Duration of Options. Each Option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any Option granted under the Plan expire later than ten (10) years from the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided in this Plan.

Section 6.03.

Exercise Price. The purchase price for shares of Common Stock acquired pursuant to the exercise (in whole or in part) of any Option (the “Exercise Price”) shall not be less than the fair market value per share of the Company’s Common Stock at the time of the grant of the Option. Fair market value shall be determined by the Plan Administrators on the basis of those factors they deem appropriate; provided that the Plan Administrators shall make a good faith effort to determine such fair market value in selecting such factors; and provided further, that if at the time the determination is made the Common stock is admitted to trading on a national securities exchange, the fair market value of the shares shall be not less than the greater of (i) the mean between the high bid and low ask prices reported for the Common Stock on that exchange on the day the Option is granted or the most recent trading day preceding the date on which the Option is granted or (ii) the last reported sale price reported for the Common Stock on that exchange on the day the Option is granted or most recent trading day preceding the date on which the Option is granted. The phrase “national securities exchange” shall include, but not be limited to, the National Association of Securities Dealers Automated Quotation System, the over-the-counter market and the American Stock Exchange.

Section 6.04.

Term and Exercise Price of Option Granted to More Than Ten Percent Stockholder. Notwithstanding anything to the contrary in Sections 6.02 and 6.03, an Option granted to an Optionee who at the time is granted owns (or under Section 424(d) of the Code is deemed to own) more than 10 percent of the voting power or value of all classes of stock of the Company shall not be an ISO unless the Option, by its terms, shall not be exercisable after the expiration of five years after the date that Option is granted, and (ii) the Exercise Price for that Option shall be at least 110 percent of the fair market value (as determined under Section 6.03) of the shares subject to the Option at the time the Option granted.

Section 6.05

Maximum Amount of Options to any Optionee. To the extent that the aggregate fair market value of Common Stock, determined as of the date of grant, with respect to which Options under this Plan and all other such option plans of the Company (or a parent or subsidiary as defined in Section 424 of the Code), and which would otherwise be ISOs, are exercisable for the first time by an Optionee in any calendar year exceeds $100,000, such Options shall not be treated as ISOs. Subject to the provisions of Section, 13.01, the maximum aggregate number of shares which may be granted under the Plan to any individual during any 12-month period is one-half of the number of shares set forth in Section 4.01, above.

Section 6.06 Vesting of Options. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time. In addition, in the event that a Change in Control occurs, all of the shares of Stock subject to the Option shall become immediately vested and exercisable.

Section 6.07 Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Each Agreement shall specify any additional conditions required for the exercise of the Option.

Section 7.01.

Exercise of Options by Optionee. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No Option may be exercised for a fraction of a share of Company Stock. In addition, no Option may be exercised other than on a business day of the Company. The full Exercise Price of any shares purchased shall be paid at the time of exercise in cash or, if permitted by the terms of the Option, any combination of cash or shares of Common Stock. If any portion of the Exercise Price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value, as determined by the Plan Administrators in accordance with Section 6.03 of the Plan. In addition, if permitted by the terms of the Option, the Optionee may purchase all or any portion of the shares subject to an Option by directing the Company to withhold from delivery to the Optionee the number of shares having a fair market value equal to the aggregate exercise price of the total number of shares purchased. No Option may be exercised on a date later than 10 years from the date it is granted.

An Optionee must exercise a minimum of ten percent (10%) of their vested balance in each transaction.

Section 7.02.

Exercise of Options by Estate or Beneficiaries. Subject to the provisions of Section 12.01, if an Option shall have been transferred to an estate of an Optionee, or any beneficiary thereof who shall have acquired such Option by bequest or inheritance by reason of the death of such Optionee, the Option shall be exercisable in the same manner as if exercised by such Optionee pursuant to Section 7.01. Such Options, if so exercised, shall be eligible for treatment under Section 422 of the Code without regard to whether such executor, administrator or beneficiary is then employed by the Company, provided the Optionee shall have met the employment requirements of Section 422 of the Code on the date of his or her death. If an ISO had not been exercised by an Optionee prior to the expiration of the applicable holding period of Section 422(a)(1) of the Code, the executor, administrator or beneficiary of the estate of such Optionee may exercise such Option, and such Option shall be treated as an ISO, notwithstanding whether the shares of Common Stock acquired thereunder shall be disposed of prior to the expiration of such applicable period.

Section 7.03.

Written Notice Required. An Option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise, together with the investment representations described in Section 7.01, if any, have been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. Upon receipt thereof and in connection with the transfer of Common Stock pursuant to the exercise of an ISO, the Company shall provide Optionee with a written statement containing the information required by Section 6039(a) of the Code.

Section 8.01

Compliance with State and Federal Laws. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the Exercise of that Option and the issuance and delivery of the Common Stock pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules and regulations, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to that compliance. If any law or any regulation of any federal or state body having jurisdiction shall require the Company or the Optionee to take any action in connection with the shares specified in the Optionee notice, then the date for the delivery of the shares shall be postponed until the completion of the necessary action. The Plan Administrators also shall require (to the extent required by applicable laws, rules and regulations) an Optionee to furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise) that the Common Stock is being purchased only for investment and without any present intention to sell or distribute the Common Stock in violation of any law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option restricting their transferability as may be required by applicable laws, rules and regulations.

Section 9.01.

Option Rights upon Termination of Employment

(a)

If an Optionee’s employment with the Company terminates for any reason, other than as a result of the Optionee’s death or permanent and total disability, any unexercised portion of his or her Option shall immediately terminate, unless an Option Agreement allows the Option to be exercised at any time within 3 months after the date of termination. For this purpose, the employment in respect of which an Option shall have been granted shall be deemed to continue while the Optionee to whom said Option shall have been granted shall be on military leave, leave on account of illness or other bona fide leave determined in the discretion of the Plan Administrator, provided the period of such leave shall not exceed 90 days or longer, so long as the right of an Optionee who is an employee to reemployment is not so guaranteed by operation of law or contract, then such employment shall be deemed to terminate on the 91st day of such leave.

(b)

Nothing in this Plan shall be deemed to obligate the Company to continue an Optionee’s employment for any particular time.

Section 10.01.

Option Rights upon Death or Disability. Except as otherwise limited by the Plan Administrators in the Option Agreement, if any Optionee dies or becomes permanently and totally dissolved within the meaning of Section 22(e)(3) of the Code while in the employ of the Company or a subsidiary thereof, or dies within 3 months following termination of employment, his or her option shall expire one year after the date of death or the date of permanent and total disability, unless in either case the Option Agreement or the Plan otherwise provides for earlier termination. During that period, the unexercised portion of the Option may be exercised by the Optionee, if living, or by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death or permanent and total disability, as the case may be.

Section 11.01.

Privileges of Stock Ownership. Notwithstanding the exercise of any Option granted pursuant to the Plan, no Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon the exercise of his or her Option until the Optionee becomes a stockholder of record.

Section 12.01.

Options Not Transferable. Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

Section 13.01.

Adjustments for Changes in Capitalization or Organization; Acceleration of Right to Exercise Option. All Options granted pursuant to this Plan shall be adjusted in the manner prescribed by this section.

(a)

If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares of Common Stock as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares of Common Stock allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share of Common Stock or other unit of any security covered by the Option.

(b)

Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, combination or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or stock of the Company to another corporation, the Plan and any Option theretofore granted hereunder shall terminate unless provision is made in writing in connection with that transaction for the continuance of the Plan and for the assumption of Options theretofore granted hereunder, or the substitution for those options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments, as determined or approved by the Plan Administrators, saw the number and kind of shares of stock subject to the substituted options and Exercise Price with respect thereto, in which event the Plan and the Options theretofore granted, or the new options substituted therefore, shall continue in the manner and under the terms so provided. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate Exercise Price with respect thereto shall not be more than the excess of the aggregate fair market value of the shares subject to the Option immediately before the substitution or assumption over the aggregate Exercise Price with respect thereto, and the new option or assumption of the old Option shall not give the Optionee additional benefits which the Optionee did not have under the old Option.

In the event of such dissolution, liquidation, reorganization, merger, combination, consolidation or sale or transfer of assets or stock (i) in which provision is not made in the transaction for the continuance of the Plan and for the assumption of Options theretofore granted or the substitution for those Options of new options covering the securities of a successor corporation or a parent or subsidiary thereof or (ii) a difference between the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate Exercise Price with respect thereto and the excess of the aggregate fair market value of the shares subject to the Option immediately before the substitution or assumption over the aggregate Exercise Price with respect thereto, each Optionee (or that person’s estate or a person who acquired the right to exercise the Option from the Optionee by bequest or inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of shares of Common Stock under the Option or Options granted to him or her which he or she would otherwise have been entitled to purchase during the remaining term of the Option and without regard to any otherwise applicable exercise restrictions or vesting schedules set forth in the Option Agreement. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the Option by the Optionee at that time, the exercise shall be contingent upon the consummation of that dissolution, liquidation, reorganization, merger, combination, consolidation, or sale or transfer of assets or stock.

Section 14.01.

Termination and Amendment of Plan. The Plan shall terminate 10 years after the earlier of its adoption by the Board of Directors or its approval by the stockholders of the Company, and no Options shall be granted under the Plan after that date; provided, however, that termination of the Plan shall not terminate any Option granted prior thereto, and Options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated. Subject to the limitation contained in Section 15.02, the Plan Administrators may at any time amend or revise the terms of the Plan (including the form and substance of the Option Agreements to he used hereunder), provided that no amendment or revision shall (i) increase the maximum aggregate number of shares of Common Stock provided for in Section 4.01 that may be sold pursuant to Options granted under the Plan, except with the approval of the stockholders of the Company or except as required under the provisions of Section 13.01(a), (ii) permit the granting of an Option to anyone other than as provided in Section 5.01, (iii) increase the maximum term provided for in Sections 6.02 and 6.04 of any Option, or (iv) reduce the exercise Price shares of Common Stock under Sections 6.03 and 6.04.

Section 15.01

Approval of Stockholders. Within 12 months before or after its adoption by the board of directors of the Company, as provided by Section 6.01, the Plan must be approved by stockholders of the Company holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholder’s meeting. Options may be granted under the Plan prior to obtaining approval, subject to the limitations of Section 14.01 concerning the period during which Options may be granted, but those Options shall be contingent upon approval being obtained and may not be exercised prior to the receipt of that approval.

Section 15.02.

Prior Rights and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any of that Optionee’s rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.

Section 16.01.

 Reservation of Shares of Common Stock. The Company, during the term of the Plan, will at all times reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to grant Options under the Plan and to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of the Common Stock as to which the requisite authority shall not have been obtained.

Section 17.01.

Headings. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

Section 18.01.

Brokers’ Commissions. No commission may be paid to brokers on the sale by the Company to the Optionee of Common Stock that is optioned and sold under the Plan.

Section 19.01. Adoption. The Plan has been adopted by a resolution duly adopted by the board of directors of the Company.

Section 20.01.

 Applicable Law. The Plan and Options granted hereunder shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.